Exhibit 99.1

CONTACT:	John McNamara
Director - Investor Relations
StoneMor Partners L.P.
(215) 826-2945

STONEMOR PARTNERS L.P. SUCCESSFULLY COMPLETES
AMENDMENT TO CREDIT FACILITY

TREVOSE, PA - June 18, 2018 - StoneMor Partners L.P. (NYSE: STON) (“StoneMor” or the “Partnership”), a leading owner and operator of cemeteries and funeral homes, today announced that it has secured an amendment to its credit agreement that extends the deadline for delivering the Partnership’s audited financial statements for the year ended December 31, 2017 to June 30, 2018, with the Partnership being required to deliver the unaudited financial statements for the quarter ended March 31, 2018 no later than 60 days after the date on which the Partnership delivers the audited 2017 financial statements, and for the quarter ending June 30, 2018 no later than 105 days after the Partnership delivers the audited 2017 financial statements.

Leo Pound, Interim Chief Executive Officer of StoneMor commented, “Our amended credit agreement is the result of significant collaboration with our lenders to meet their desire to utilize more GAAP-based metrics, and we are pleased with the result. StoneMor has previously stated its commitment to operating within the four corners of its balance sheet and to deemphasize the use of non-GAAP financial measures. Historically, the Consolidated Leverage Ratios we reported have included non-GAAP financial measures and unsecured debt unrelated to the credit facility. Working with our lenders, our new Consolidated Secured Net Leverage Ratio is calculated primarily using GAAP financial measures, including specific GAAP-based cash flow adjustments, and uses primarily our senior bank facility. The Partnership and its lenders mutually agreed on the new covenant metrics to more clearly reflect the cash flows and relevant debt used to measure its leverage ratio. We believe this creates a cleaner, more transparent view of our leverage covenant. We appreciate our lenders continued support”

Under the terms of the amended credit agreement, effective June 12, 2018, the credit facility:

•
Increases the Partnership’s maximum leverage ratio, which is now a Consolidated Secured Net Leverage Ratio, from 4.25:1.00 to 5.75:1.00 through September 30, 2018, after which it reduces to 5.50:1.00 through December 31, 2018, to 5.00:1.00 for periods ending in the year ending December 31, 2019 and to 4.50:1.00 for periods ending in the year ending December 31, 2020;

•	Decreases the revolving credit commitment from $200 million to $175 million while increasing the interest rate by 0.50%;

•	Reduces the fixed charge coverage ratio from 1.2x to 1.0x in 2018 and 1.1x in 2019 and eliminates the consolidated debt service coverage ratio;

•	Establishes limitations on incurring additional unsecured indebtedness and using subordinated debt to fund certain acquisitions; and

•
The Partnership will continue to restrict distributions to partners until the Consolidated Leverage Ratio (which includes the effect of unsecured indebtedness, of which there was approximately $173.5 million outstanding at March 31, 2018) is not greater than 7.50:1.00 and there is at least $25.0 million of availability under the revolving credit agreement.

The increase in the maximum CSNLR from 4.25 to 5.75 is primarily due to the change in the way the ratio is calculated, relying mostly on GAAP financial measures, as mentioned above. The revised consolidated secured net leverage and fixed charge coverage ratios provide StoneMor with financial flexibility while the lower total commitment will reduce fees on capacity the Partnership did not intend to use.  It is anticipated that any future growth acquisitions will either be funded through equity issuances by the Partnership or completed by the general partner.

The Partnership will be filing a report on Form 8-K with the United States Securities and Exchange Commission (“SEC”) that will include as an exhibit the full text of the amendment as well as a more detailed analysis of the changes implemented thereby.
About StoneMor Partners L.P.
StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 316 cemeteries and 93 funeral homes in 27 states and Puerto Rico.
StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend (including, but not limited to StoneMor’s intent to maintain or increase its distributions),” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections, service its debt, pay distributions, and increase its distributions, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.
StoneMor’s additional risks and uncertainties include, but are not limited to, risks and uncertainties related to the following: the consequences of the Partnership’s delinquent filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018 (the “Delinquent Reports”), including that the U.S. Securities and Exchange Commission could institute an administrative proceeding seeking the revocation of the registration of the Partnership’s common units under the Exchange Act, and that the Partnership remains delinquent in its required filings with the New York Stock Exchange (“NYSE”) and could ultimately face the possible delisting of its common units from the NYSE; the potential for defaults under the Partnership’s amended credit facility if the Delinquent Reports are not filed within specified periods or the indenture governing its senior notes if the Partnership fails to file them within 120 days after notice from the trustee under the indenture; the Partnership’s ability to obtain relief from its creditors if it cannot file the Delinquent Reports within the periods prescribed by the Partnership’s amended credit facility or the indenture governing its senior notes, the terms on which such relief might be granted and any restrictions that might be imposed in connection with any relief that might be obtained; uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of recent acquisitions or any future acquisitions; StoneMor’s ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of StoneMor’s significant leverage on its operating plans; the decline in the fair value of certain equity and debt securities held in StoneMor’s trusts; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to achieving operating improvements, including improving sales productivity and reversing negative trends in costs of goods sold, certain expenses, cemetery billings and investment income from trusts, strong cash flows, further deleveraging and liquidity enhancement; StoneMor’s ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose StoneMor to significant liabilities and damage StoneMor’s reputation, including but not limited to litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters; the effects of cyber security attacks due to StoneMor’s significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund StoneMor’s pre-need funeral contracts; and various other uncertainties associated with the death care industry and StoneMor’s operations in particular.
When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.